UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2008

___________

TRANSCOMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-33355 (Commission File Number)	54-2032355 (I.R.S. Employer Identification No.)

4235 Innslake Drive Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant's telephone number, including area code: (804) 934-9999

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

TransCommunity Financial Corporation (the "Company") reports today the dismissal with prejudice by the Circuit Court of the County of Powhatan in Virginia (the "Court") of the lone remaining claim against the Company and all claims against William C. Wiley ("Wiley"), the former Chief Executive Officer and Chairman of the board of directors of the Company, that had been brought by James L. Minter ("Minter"), a former director of the Company, and previously disclosed by the Company in its filings with the Securities and Exchange Commission. The Company's counterclaim against Minter for breach of fiduciary duty related to his use of confidential Company information for personal gain remains pending.

The Company also reports today that on December 19, 2007, Minter filed a new action (the "Derivative Claim") in the Court, purportedly on behalf of the Company, alleging breach of fiduciary duty and civil conspiracy against defendants Troy A. Peery, Robin T. Williams, John J. Sponski, John C. Watkins and Bruce B. Nolte, all of whom are current or former directors of the Company. The Derivative Claim lawsuit arises out of the same set of facts as the case dismissed by the Court, and seeks damages of $3.35 million. Minter has not yet requested service of the Derivative Claim papers, and may have filed the Derivative Claim in an attempt to protect the statute of limitations. The Company has put its directors and officers insurance carrier on notice and is evaluating the allegations and claims. Based on the facts presently known, the Company believes it has limited liability arising out of this claim.

Information About the Company and its Proposed Merger with Community Bankers

This communication is made in connection with a proposed merger between the Company and Community Bankers Acquisition Corp. ("CBAC"). CBAC will file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 to register the shares of CBAC common stock to be issued to the shareholders of the Company. The registration statement will include a joint proxy statement/prospectus, which will be sent to the shareholders of the Company and CBAC seeking their approval of the merger. In addition, each of the Company and CBAC may file other relevant documents concerning the proposed merger with the SEC.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, CBAC AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to: TransCommunity Financial Corporation, 4235 Innslake Drive, Glen Allen, VA 23060, Attention: Investor Relations (telephone: (804) 934-9999), or to: Community Bankers Acquisition Corp., 9912 Georgetown Pike, Suite D203, Great Falls, VA 22066, Attention: Investor Relations (telephone: (703) 759-0751), or by accessing the Company's website at http://www.TCFCorp.com under "Investor Relations". The information on the Company's website is not, and shall not be deemed to be, a part of this document or incorporated into other filings either company makes with the SEC.

The Company and CBAC and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and/or CBAC in connection with the merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for TFC's 2007 annual meeting of shareholders filed with the SEC on April 23, 2007. Information about the directors and executive officers of CBAC is set forth in the Annual Report on Form 10-K filed with the SEC on June 29, 2007. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCOMMUNITY FINANCIAL CORPORATION

Date:	January 14, 2008	By: /s/ Bruce B. Nolte

Bruce B. Nolte

President and Chief Executive Officer